Intellinetics, Inc. Reports Third Quarter

and Nine-Month Results

Revenue Growth Over Second Quarter

COLUMBUS, OH – (November 14, 2018) – (GLOBENEWSWIRE) Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announced financial results for the three and nine months ended September 30, 2018.

2018 Third Quarter Financial Highlights

●	Total Revenue increased 22% from Q2 2018.
●	Total Revenue flat from Q3 2017.
●	Software as a Service Revenue decreased 2% from Q3 2017.
●	Net Loss of $479,791.
●	Adjusted EBITDA Loss of $208,362.

Summary – 2018 Third Quarter Results

Revenues for the three months ended September 30, 2018 were $673,111 as compared with $671,453 for the same period in 2017, and as compared with $549,678 for Q2 2018. Intellinetics reported a net loss of $(479,791) and $(295,120) for the three months ended September 30, 2018 and 2017, respectively, representing an increase in net loss of $184,671. The increased net loss was a result of lower revenue, driven by lower one-time software and professional services sales compared to 2017. Net loss per share for the three months ended September 30, 2018 and 2017 was ($0.03) and ($0.02), respectively.

Summary – 2018 Nine-Month Results

Revenues for the nine months ended September 30, 2018 were $1,748,161 as compared with $2,116,338 for the same period in 2017. Intellinetics reported a net loss of $(1,787,877) and $(1,047,833) for the nine months ended September 30, 2018 and 2017, respectively, representing an increase in net loss of $740,044. The increased net loss was a result of lower revenue, driven by lower one-time software and professional services sales compared to 2017. Net loss per share for the nine months ended September 30, 2018 and 2017 was ($0.10) and ($0.06), respectively.

James F. DeSocio, President & CEO of Intellinetics, stated, “Our strategy to accelerate our sales through strategic solutions partners, and continue to grow our subscription sales so that we are less reliant on one-time sales, is gaining traction. While our growth in Software as a Service was offset by the reduction in scope from our single largest monthly customer in Q3, our diversity in revenue sources and ability to absorb this impact is a testament to our minimal exposure to any single customer. We’re also encouraged by our investors’ continued support and commitment to see our strategy bear fruit.”

DeSocio continued, “On August 14th, we were pleased to announce our partnership with software publisher Software Unlimited, Inc. I’m happy to share that we’ve closed our first orders through this relationship. We anticipate more relationships with other segment leaders moving forward. These partnerships will be transformational for us; I am excited by the sheer potential. We’re convinced our partnership strategies and focus on select niche markets will enable us to provide greater revenue consistency and higher growth.”

About Intellinetics, Inc.

Intellinetics, Inc., located in Columbus, Ohio, is a cloud-based document content services provider. Its flagship IntelliCloud™ platform provides easy to use, affordable, secure document management to organizations that have critical document requirements and must always be audit-ready, including health and human services, education and law enforcement. Our customers save valuable time by immediately locating any form, file, record or document, and our commitment to superior customer service ensures users can remain focused on their mission. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and new revenues associated with any industry, channel partner, service, or business relationship; Intellinetics’ future revenues and growth in 2018 and beyond; growth of software as a service revenue; market penetration; execution of Intellinetics’ business plan, strategy, and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ channel partners and distribution partners, technical development risks, and other risks and uncertainties discussed in Intellinetics’ most recent annual report on Form 10-K and subsequently filed Form 10-Qs and Form 8-Ks. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, and other non-cash expenses such as share-based compensation, note conversion warrant expense and other financing related transaction costs.

Reconciliation of Net Loss to Adjusted EBITDA

	For the Three Months Ended September 30,
	2018	2017
Net loss - GAAP	$(479,916)	$(295,120)
Interest expense, net	206,642	141,483
Depreciation and amortization	2,429	3,231
Share-based compensation	62,358	24,877
Note offer warrant expense	-	1,064
Adjusted EBITDA	$(208,487)	$(124,465)

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017

Revenues:
Sale of software	$64,986	$134,731	$140,138	$375,006
Software as a service	173,515	177,729	527,697	456,085
Software maintenance services	251,660	241,358	740,527	732,160
Professional services	57,294	81,751	168,849	436,977
Third party services	125,656	35,884	170,950	116,110

Total revenues	673,111	671,453	1,748,161	2,116,338

Cost of revenues:
Sale of software	33,757	32,714	64,290	71,515
Software as a service	75,266	78,915	220,953	228,154
Software maintenance services	23,794	30,433	74,395	87,463
Professional services	22,303	36,688	58,445	183,133
Third party services	106,638	5,209	150,837	33,707

Total cost of revenues	261,758	183,959	568,920	603,972

Gross profit	411,353	487,494	1,179,241	1,512,366

Operating expenses:
General and administrative	446,224	490,943	1,583,059	1,571,184
Sales and marketing	235,974	146,957	742,074	568,238
Depreciation	2,429	3,231	7,007	9,016

Total operating expenses	684,627	641,131	2,332,140	2,148,438

Loss from operations	(273,274)	(153,637)	(1,152,899)	(636,072)

Other income (expense):
Interest expense, net	(206,642)	(141,483)	(634,978)	(411,761)

Total other income (expense)	(206,642)	(141,483)	(634,978)	(411,761)

Net loss	$(479,916)	$(295,120)	$(1,787,877)	$(1,047,833)

Basic and diluted net loss per share:	$(0.03)	$(0.02)	$(0.10)	$(0.06)

Weighted average number of common shares outstanding - basic and diluted	17,729,421	17,376,012	17,726,083	17,369,012

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash	$1,333,278	$1,125,921
Accounts receivable, net	192,569	295,815
Prepaid expenses and other current assets	200,349	162,450

Total current assets	1,726,196	1,584,186

Property and equipment, net	11,163	14,760
Other assets	10,284	10,284

Total assets	$1,747,643	$1,609,230

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$649,461	$475,459
Deferred revenues	693,198	708,130
Deferred compensation	178,089	213,166
Notes payable - current	-	875,000
Notes payable - related party - current	45,598	416,969
Total current liabilities	1,566,346	2,688,724

Long-term liabilities:
Notes payable - net of current portion	3,153,827	1,221,384
Notes payable - related party - net of current portion	1,067,952	312,680
Deferred interest expense	-	-
Other long-term liabilities - related parties	82,435	29,997

Total long-term liabilities	4,304,214	1,564,061

Total liabilities	5,870,560	4,252,785

Stockholders’ deficit:
Common stock, $0.001 par value, 75,000,000 shares authorized; 17,729,421 and 17,426,792 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	30,733	30,431
Additional paid-in capital	13,956,732	13,648,519
Accumulated deficit	(18,110,382)	(16,322,505)
Total stockholders’ deficit	(4,122,917)	(2,643,555)
Total liabilities and stockholders’ deficit	$1,747,643	$1,609,230

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(1,787,877)	$(1,047,833)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,007	9,016
Bad debt expense	2,398	6,646
Amortization of deferred financing costs	186,646	59,761
Amortization of beneficial conversion option	184,541	188,385
Stock issued for services	57,500	57,500
Stock options compensation	186,668	91,063
Note offer warrant expense	-	54,015
Changes in operating assets and liabilities:
Accounts receivable	100,848	(204,219)
Prepaid expenses and other current assets	(37,899)	(14,338)
Accounts payable and accrued expenses	174,002	76,427
Deferred compensation	(35,077)	-
Other long-term liabilities - related parties	52,438	24,806
Deferred interest expense	-	(3,230)
Deferred revenues	(14,932)	(103,403)
Total adjustments	864,140	242,429
Net cash used in operating activities	(923,737)	(805,404)

Cash flows from investing activities:
Purchases of property and equipment	(3,410)	(14,202)
Net cash used in investing activities	(3,410)	(14,202)

Cash flows from financing activities:
Payment of deferred financing costs	(130,841)	(103,328)
Proceeds from notes payable	900,000	560,000
Proceeds from notes payable - related parties	400,000	150,000
Repayment of notes payable	-	(268,195)
Repayment of notes payable - related parties	(34,655)	(25,114)
Net cash used/provided by financing activities	1,134,504	313,363

Net increase (decrease) in cash	207,357	(506,243)
Cash - beginning of period	1,125,921	689,946
Cash - end of period	$1,333,278	$183,703

Supplemental disclosure of cash flow information:
Cash paid during the period for interest and taxes	$32,207	$75,658

Supplemental disclosure of non-cash financing activities:
Discount on notes payable for beneficial conversion feature	$-	$248,522
Discount on notes payable for warrants	44,548	-
Discount on notes payable - related parties for warrants	19,799	38,836

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com